LICENSE AGREEMENT




                                     BETWEEN




                           KIMBERLY-CLARK CORPORATION




                                       AND




                           PARAGON TRADE BRANDS, INC.

                                LICENSE AGREEMENT

      This License Agreement is made and entered into as of this 15th day of March, 1999, between Kimberly-Clark Corporation, a Delaware corporation having offices at 351 Phelps Drive, Irving, Texas 75038 ("LICENSOR") and Paragon Trade Brands, Inc., a Delaware Corporation having a principal place of business at 180 Technology Parkway, Norcross, Georgia 30092 (including any entity which it controls or as to which it is under common control, "LICENSEE").

                                   WITNESSETH

      WHEREAS, LICENSEE has requested a license from LICENSOR under certain patents in order to manufacture disposable absorbent products with containment flaps; and

      WHEREAS, the parties desire to enter into this License Agreement under the terms and conditions hereinafter recited.

      NOW THEREFORE, it is agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used throughout this Agreement, each term shall have the meaning set forth in this Article I:

      1.01 "ABSORBENT PANT(S)" shall mean absorbent articles which are intended to be pulled on to fit about the waist of the wearer, whether infant or child, and includes training pants.

      1.02 "CALENDAR YEAR" shall mean the twelve (12) month period commencing on the Effective Date and ending on the last day of the twelfth month thereafter, and each subsequent twelve (12) month period thereafter.

      1.03. "CONVERSION DATE" shall mean the earlier of (a) August 1, 1999, if the Effective Date has not yet occurred; or (b) 90 days after the Court Order has been stayed or modified in any manner not approved by LICENSOR in writing, unless the Court Order has been reinstated or modified in a manner approved by LICENSOR in writing prior to the expiration of such 90 day period. In further clarification of the foregoing, no Conversion Date shall occur if the Court Order has been entered prior to August 1, 1999 and remains in full force and effect.

      1.04 "COURT ORDER" shall mean an order of the Bankruptcy Court in Bankruptcy Case No. 98-60390 (U.S. Bankruptcy Court, Northern District of Georgia, Atlanta Division) approving the Settlement Agreement between the LICENSEE and the LICENSOR.

      1.05 "DALLAS LITIGATION" shall mean the action captioned KIMBERLY-CLARK CORPORATION V. PARAGON TRADE BRANDS, INC., pending before the U.S. District Court, Northern District of Texas, Dallas Division (Civil Action 3:95-CV-2574-T).

      1.06 "EFFECTIVE DATE" shall mean the first day of the month following the entry of the Court Order.

      1.07  "ENLOE  PATENTS"  shall  mean U.S.  Patent  4,704,116,  U.S.  Patent
4,846,823,  U.S.  Patent  5,413,570,  U.S.  Patent  5,415,644  and  U.S.  Patent
5,599,338 and/or any U.S. continuations, continuations-in-part, divisions, extensions, reissues and reexaminations thereof; and any U.S. patent issued pursuant to U.S. Patent Application Serial No. 437,358 dated 05/09/1995, and/or any U.S. continuations, divisions, continuations in-part, extensions, reissues, and reexaminations of the Serial No. 437,358 application; and any counterpart patent applications and patents issued in Canada.

      1.08 "INFANT DISPOSABLE DIAPER(S)" shall mean absorbent articles which are intended to be manually fastened about an infant or a child and are not intended to be pulled on to fit about the waist of the wearer.

      1.09 "NET SALES" shall mean the gross amount of sales invoiced to independent third parties by LICENSEE, less Reductions in Sales, for Infant Disposable Diapers or Absorbent Pants which (a) are made, used, or sold by LICENSEE and (b), but for this license, would infringe a Valid Claim in the place where such products are made, used or sold by LICENSEE. For the purpose of this Agreement, products which have been accused of infringement in the Dallas Litigation shall be deemed to infringe a Valid Claim. Net Sales for the purpose of calculating royalties hereunder shall reflect a selling price which results from a bona fide, arm's length


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


transaction between LICENSEE and an independent, unrelated third party customer. If the selling price is reduced in light of other consideration from the buyer, or is a sale to a related third party, such selling price shall not be deemed a selling price derived from a bona fide, arm's length transaction, and a selling price for the same product resulting from a bona fide, arm's length transaction between LICENSEE and an independent, unrelated third party customer shall be substituted for purposes of calculating "Net Sales" under this Agreement, or, at LICENSOR's option, in the event the sale by LICENSEE is not to an independent third party, Net Sales shall be measured on the basis of the highest price in any of the succession of sales or other transfers of the applicable products until such products come into an independent third party's hands. "Net Sales" shall not include bulk sales of defective product not sold or resold for use as Infant Disposable Diapers or Absorbent Pants.

      1.10  "REDUCTIONS IN SALES" shall mean,

            (a) transportation  charges or allowances  actually paid or granted;

            (b) credits or allowances actually given or made on account of rejects, returns, or retroactive price reductions;

            (c)  any  tax  or  other  governmental   charge  directly  on  sale,
transportation, use or delivery of products included in the invoice, paid by LICENSEE and not recovered from the purchaser; and

            (d) rebates, discounts and broker commissions.

"Reductions in Sales" do not include (a) slotting fees or other payments made to a retailer to induce it to stock a manufacturer's product(s), or (b) any reimbursement, credit or payment for retailer advertising or retailer promotion expenses; and no deduction of such fees, payments, reimbursements or credits shall be made in calculating Net Sales.

      1.11  "Safe Harbor  Absorbent  Pants" shall mean Absorbent Pants that:

            (a) employ no superabsorbent material having an Absorbency Under Load value of 27 grams per gram or greater as described in and determined by the teachings of U.S. Patent B1 5,147, 343 issued March 17, 1998 to Kellenberger ("Kellenberger Patent"); and

            (b) employ no superabsorbent material having a Pressure Absorbency Index of 100 or greater as described in and determined by the teachings of U.S. Patent 5, 601,542, issued February 11, 1997 to Melius ("Melius Patent"); and

            (c) employ a liquid impermeable, vapor permeable film which has a basis weight of not less than 22 grams per square meter in any backsheet that employs a substantially liquid impermeable, vapor permeable film as a component of the backsheet; and

            (d) employ a containment means ("ULG") as illustrated in the drawing attached hereto as Exhibit A and as described (substituting "training pant" for "diaper"), both as to physical structure and as to performance, in the letter attached hereto as Exhibit B; and

            (e) which are otherwise of the same construction, configuration and formed from the same materials as the training pant attached hereto as Exhibit C.

      1.12 "Safe Harbor Infant Disposable Diapers" shall mean Infant Disposable Diapers that:

            (a) employ no superabsorbent material having an Absorbency Under Load value of 27 grams per gram or greater as described in and determined by the teachings of U.S. Patent B1 5,147, 343 issued March 17, 1998 to Kellenberger; and
            (b) employ no superabsorbent material having a Pressure Absorbency Index of 100 or greater as described in and determined by the teachings of U.S. Patent 5, 601,542, issued February 11, 1997 to Melius; and

            (c) employ a liquid impermeable, vapor permeable film which has a basis weight of not less than 22 grams per square meter in any backsheet that employs a substantially liquid impermeable, vapor permeable film as a component of the backsheet; and

            (d) employ a containment means ("ULG") as illustrated in the drawing attached hereto as Exhibit A and as described, both as to physical structure and as to performance, in the letter attached hereto as Exhibit B; and

            (e) which are otherwise of the same construction, configuration and formed from the same materials as the Infant Disposable Diaper attached hereto as Exhibit D.

      1.13 "SETTLEMENT AGREEMENT" shall mean the settlement agreement between LICENSEE and LICENSOR settling LICENSOR'S claims as defined therein.

      1.14 "TERRITORY" shall mean the United States of America, its territories and possessions and Canada, its territories and possessions.

      1.15 "VALID CLAIM" shall mean a claim of an unexpired Enloe Patent which has not been found invalid or unenforceable by a U.S. or Canadian governmental tribunal or a U.S. or

Canadian court of competent jurisdiction in a decision from which no appeal has or may be taken.

                                   ARTICLE II
                                     LICENSE

      2.01 LICENSE GRANT: LICENSOR grants to LICENSEE, subject to the terms and conditions of this Agreement, a non-exclusive right and license under the Enloe Patents to make, have made, use and sell Infant Disposable Diapers and Absorbent Pants in the Territory. LICENSEE has no right to grant sublicenses under the Enloe Patents. The term for the license grant under this Section 2.01 shall commence on January 1, 1999 and, unless terminated in accordance with any other provision hereof, shall remain in full force and effect until the expiration of the last to expire of the Enloe Patents. No implied license is granted to LICENSEE other than under the Enloe Patents.

      2.02  COVENANT NOT TO SUE:

            (a) So long as LICENSEE is in compliance with the material terms of this Agreement, LICENSOR covenants not to sue LICENSEE for infringement, if any, of the Enloe Patents arising from the manufacture, use or sale of Infant Disposable Diapers or Absorbent Pants by LICENSEE occurring on or after January 1, 1999.
            (b) So long as LICENSEE is in compliance with the material terms of this Agreement, LICENSOR covenants not to sue LICENSEE for infringement, if any, of the Kellenberger Patent (as defined in Section 1.11(a)), the Melius Patent (as defined in Section 1.11(b)) or U.S. Patent 5,843,056 issued December 1, 1998 to Good ("Good Patent") or any counterpart patent issued in Canada to the Kellenberger Patent, Melius Patent or Good Patent, arising from the manufacture, use or sale by LICENSEE on or after January 1, 1999, of Infant Disposable Diapers which conform with Section 1.12(a), (b) and (c) or of Absorbent Pants which conform with Section 1.11(a), (b) and (c).

      2.03 CONVERSION DATE: The license and covenant not to sue set forth in Sections 2.01 and 2.02, respectively, shall, except with respect to products manufactured prior to the Conversion Date and sold pursuant to Article III and
Section 4.05, terminate and be of no further force and effect on and after the Conversion Date.

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

                                   ARTICLE III
                                 CONVERSION DATE

      On or before the Conversion Date, LICENSEE shall cease manufacture of any Infant Disposable Diapers and any Absorbent Pants which infringe a Valid Claim. LICENSOR may continue to sell Infant Disposable Diapers and Absorbent Pants manufactured prior to the Conversion Date subject to payment of the royalties set forth in Section 4.05.

                                   ARTICLE IV
                                    ROYALTIES

      4.01 ROYALTIES: Royalties shall be payable at different rates for different products.

            (a)   INFANT DISPOSABLE DIAPERS

            From the Effective Date through the term of this Agreement, LICENSEE shall pay LICENSOR a royalty of two and one-half percent (2.5%) for the first two hundred million dollars of Net Sales of Infant Disposable Diapers in each Calendar Year and shall pay LICENSOR a royalty of one and one-half percent (1.5%) of Net Sales of Infant Disposable Diapers in excess of two hundred million dollars in each Calendar Year if such royalties are paid voluntarily by LICENSEE provided, however, that for the term of this Agreement, royalties shall be payable at the higher rate of two and one-half percent (2.5%) as to any product design as to which LICENSOR is required to enforce its rights hereunder through litigation or arbitration; and provided further, however, that no percentage royalty under the Enloe Patents shall be due on Safe Harbor Infant Disposable Diapers.

            (b)   ABSORBENT PANTS:

            From the Effective Date through the term of this Agreement, LICENSEE shall pay LICENSOR a royalty of 5.0 percent (5.0%) of Net Sales of Absorbent Pants; provided, however, that no percentage royalty under the Enloe Patents shall be due on Safe Harbor Absorbent Pants.

       4.02 MINIMUM ANNUAL ROYALTY: In each Calendar Year during which this Agreement is in effect, LICENSEE shall pay to LICENSOR a minimum annual royalty for Infant Disposable Diapers of five million dollars ($5,000,000.00). Royalties on Infant Disposable Diapers paid pursuant to Section 4.01(a) shall count towards the minimum annual royalty.

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

       4.03 ONE ROYALTY: Royalties shall be payable only once on each unit of product and shall accrue upon sale by LICENSEE.

       4.04 ROYALTY BEFORE EFFECTIVE DATE. Commencing as of January 1, 1999 and until the Effective Date, LICENSEE shall pay LICENSOR a royalty of two and one-half percent (2.5%) of Net Sales of Infant Disposable Diapers and a royalty of 5.0 percent (5.0%) of Net Sales of Absorbent Pants; provided, however, that no percentage royalty under the Enloe Patents shall be due on Safe Harbor Infant Disposable Diapers or Safe Harbor Absorbent Pants; and provided further that anything to the foregoing notwithstanding, the minimum payment to LICENSOR under this Section 4.04 with respect to the month of January, 1999 shall be $250,000, and with respect to any month thereafter shall not be less than $500,000.

       4.05 ROYALTY AFTER CONVERSION DATE. Sales of product manufactured before the Conversion Date but sold after the Conversion Date will be subject to a royalty at the same rates as set forth in Section 4.04, which shall be calculated by applying such royalty rates to LICENSEE's inventory on hand as of the Conversion Date, except that the royalty payable under this Section 4.05 with respect to such inventory shall not be less than $500,000.

                                    ARTICLE V
                             PAYMENT AND ACCOUNTING

      5.01 MINIMUM PAYMENTS: Except as otherwise provided in Section 5.02, the minimum annual royalty for Infant Disposable Diapers set forth in Section 4.02 shall be paid by LICENSEE to LICENSOR in quarterly installments of one million two hundred-fifty thousand dollars ($1,250,000.00) on the last day of each quarter of the Calendar Year until such time as the minimum annual royalty for Infant Disposable Diapers for that Calendar Year has been paid to LICENSOR. The minimum payment of $500,000 per month under Sections 4.04 and 4.05 shall be paid on the 15th of each month, and any additional percentage royalties shall be paid on or before the 30th of the following month. The royalty payment under Section
4.05 shall be paid 15 days after the Conversion Date.

      5.02 ONGOING ROYALTIES AND ACCOUNTINGS: Within sixty (60) days after the close of each quarter of the Calendar Year during the term of this Agreement, and within thirty (30) days after each month during the time prior to the Effective Date, LICENSEE shall render an accounting to



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

LICENSOR  with  respect to all  royalty  payments  due under the  provisions  of
Article IV. Such accounting shall be accompanied by payment from LICENSEE of the amounts by which the cumulative royalties due to the end of the period which is the subject of the accounting for Infant Disposable Diapers and Absorbent Pants, respectively, exceed the amount of royalties as to such products theretofore paid for such period. Such accounting shall indicate, for such period, the monetary amount of Net Sales with respect to which royalty payments are due. LICENSEE shall keep accurate records in sufficient detail to enable royalties to be determined and shall maintain such records at its principal place of business in the United States. Each such accounting shall be treated as confidential and proprietary information of Paragon to the extent the information therein is not substantially available elsewhere, and shall only be used for the purposes set forth herein, PROVIDED, HOWEVER, that the dollar amount of the royalties paid or payable to LICENSOR hereunder shall not be deemed confidential. LICENSOR's in-house patent counsel shall maintain the confidentiality of each such accounting and the information contained therein, and shall only share such accounting and the information contained therein with such persons at LICENSOR or its outside counsel or auditors who need to know such information for purposes of verifying such accounting.

      5.03 ROYALTIES UPON TERMINATION: Within sixty (60) days of the Conversion Date or of termination of this Agreement according to the provisions of Article VII or Article VIII, LICENSEE shall render an accounting to LICENSOR with respect to all royalty payments which it is obligated to pay under the provisions of Article IV and shall pay such royalties to LICENSEE. Such accounting shall be subject to the confidentiality treatment set forth in
Section 5.02.

      5.04 AUDIT: At LICENSOR's request and expense, LICENSEE shall permit an independent certified public accountant selected by LICENSOR, except one to whom there shall be some reasonable objection by LICENSEE, to have access, once in each Calendar Year during regular business hours and upon reasonable notice to LICENSEE, to such of the records of LICENSEE as may be necessary to verify the accuracy of the reports and payments made under this Agreement, but said accountant shall not disclose to LICENSOR any information except that which relates to the information which should properly have been contained in such reports as provided for in Sections 5.02 and 5.03. The right to review LICENSEE's records as to any given time period shall terminate two (2) years after LICENSOR's receipt of royalties in respect to such time periods.

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

      5.05 INCOME TAX: Any income or other tax that LICENSEE is required to withhold and pay on behalf of LICENSOR with respect to the royalties payable to LICENSOR under the Agreement shall be deducted from said royalties prior to remittance to LICENSOR; provided, however, that in regard to any tax so deducted, LICENSEE shall give or cause to be given to LICENSOR such assistance as may reasonably be necessary to enable LICENSOR to claim exemption therefrom or credit therefor, and in each case shall furnish LICENSOR proper evidence of the taxes paid on its behalf. Notwithstanding the foregoing, LICENSEE shall not withhold any income or other tax, if LICENSOR provides its tax number to LICENSEE, unless a change in law requires withholding notwithstanding the furnishing of such number.

                                   ARTICLE VI
                                   ARBITRATION

      Any dispute between LICENSOR and LICENSEE as to whether or not a given Infant Disposable Diaper or Absorbent Pant is subject to payment of a percentage royalty under the terms of this Agreement or the amount of any royalty hereunder shall be subject to mandatory binding arbitration by a panel of three arbitrators, one of which will be selected by each of LICENSOR and LICENSEE and the third of which shall be selected by the other two arbitrators. Any party which fails to select an arbitrator within 45 days of a written demand for arbitration hereunder shall be deemed to have waived its right to designate an arbitrator, and such arbitrator may be selected by such office of JAMS/Endispute or the American Arbitration Association as the other party shall designate. Any such arbitration shall be limited in scope to the question of whether or not a given Infant Disposable Diaper or Absorbent Pant is subject to payment of a percentage royalty under the terms of this Agreement (including the proper construction of the Valid Claim(s) of the Enloe Patent asserted to be infringed) or the required amount of such payment and shall not address any aspect or issue concerning the validity of any of the Enloe Patents, which validity shall be presumed. The party losing any such arbitration shall bear the costs of the three arbitrators, and, in the event the arbitrators conclude that the losing party was acting in bad faith, the winner's reasonable attorneys' fees, as determined by the arbitrators. The arbitration shall be conducted pursuant to such rules and proceedings as the parties shall agree at that time; in the event of any disagreement between the parties about the terms, conditions or timing of the arbitration, the arbitrators shall have the authority to resolve the dispute. The arbitration and any decision rendered shall be confidential to the parties and shall not be



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

disclosed to third parties except to the extent required by law, by rules governing litigation, or by court order.

                                   ARTICLE VII
                             EFFECTIVE DATE AND TERM

      Except as otherwise provided herein, this Agreement will become effective on the day first written above, and, unless previously terminated in accordance with any of the provisions hereof, shall remain in effect until the last of the Enloe Patents to expire, except that the provisions of Section 2.02(b) shall remain in effect until the last of the Kellenberger Patent, Melius Patent and Good Patent and any counterpart patents issued in Canada has expired.

                                  ARTICLE VIII
                                   TERMINATION

      8.01 BREACH: Failure by LICENSEE or LICENSOR to comply with any of its obligations and covenants contained in this Agreement shall entitle the other party to give to the party in default a written notice requiring it to cure such default(s). If a default is not cured within thirty (30) days after receipt of notice, the notifying party shall be entitled, without prejudice to any other rights conferred by this Agreement or by law, to terminate this Agreement by giving written notice to take effect immediately. The right of each party to terminate this Agreement shall not be affected by waiver of, or failure to terminate for any previous default.

      8.02 INSOLVENCY: LICENSOR may, at its election, terminate this Agreement upon the bankruptcy or insolvency of LICENSEE. In such event, termination shall be deemed effective as of the date of LICENSEE's insolvency but in no event later than a time prior to LICENSEE's filing of a petition in bankruptcy. This
Section 8.02 shall not apply to LICENSEE'S Chapter 11 Bankruptcy Case No. 98-60390 (United States Bankruptcy Court, Northern District of Georgia, Atlanta Division).

      8.03 SURVIVAL: Termination of this Agreement under Section 8.01 or Section
8.02 shall not terminate the parties' obligations to one another for the period prior to termination. Without limiting the generality of the foregoing, the provisions of Article VI shall survive termination of this Agreement under
Section 8.01 or Section 8.02, but the arbitration described in such Article shall be limited to Infant Disposable Diapers and Absorbent Pants manufactured, used or sold by LICENSEE prior to the date of termination.

                                   ARTICLE IX
                                   ASSIGNMENT

      9.01 GENERAL: Subject to the provisions of this Article IX, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of all or substantially all of LICENSEE'S Infant Disposable Diaper business and the successors and assigns of all or substantially all of LICENSEE'S Absorbent Pants business; provided, however, that a successor or assign of only one of such Infant Disposable Diaper business or Absorbent Pants business shall have the benefit and burdens of this Agreement only with respect to such line of business. This Agreement shall not create a license for or otherwise apply to the activities of successors or assigns prior to the date of any such succession or assignment.

      9.02 EXISTING DIAPER ENTITIES: Notwithstanding Section 9.01 hereof, in the event of assignment hereunder to or any combination of LICENSEE and an existing business which sells Infant Disposable Diapers, then (a) the phrase "two hundred million dollars" in Section 4.01(a) shall be increased by an amount equal to the sales by such existing business of Infant Disposable Diapers for the twelve months preceding the date of such assignment or combination ("Existing Business Diaper Sales"); (b) the figure $5,000,000 in Section 4.02 shall be increased by an amount equal to two and one half percent (2.5%) of Existing Business Diaper Sales; (c) the figure $1,250,000 in Section 5.01 shall be increased by an amount equal to five-eighths of one percent (0.625%) of Existing Business Diaper Sales; and (d) the royalty rate under Section 4.01(a) shall be two and one-half percent (2.5%) with respect to such amount of all annual sales by LICENSEE, in excess of the sum ("Combined Twelve Month Diaper Sales") of Existing Business Diaper Sales and the sales of Infant Disposable Diapers by LICENSEE in the twelve months preceding the date of such assignment or combination ("Prior LICENSEE Diaper Sales"), as shall equal the ratio (i) Existing Business Diaper Sales to (ii)
Combined Twelve Month Diaper Sales (the amount of incremental sales so determined under this subsection 9.02(d), "Existing Business Attributable Diaper Increase").

      9.03 SUCCESSIVE COMBINATIONS: In the event of more than one assignment or combination of LICENSEE and an existing business which sells Infant Disposable Diapers, then the provisions of Section 9.02 shall continue be applied to each such successive assignment and thereafter, except that (a) "Existing Business Diaper Sales" shall equal the sum of (i) all Existing Business Diaper Sales as previously determined under Section 9.02 (without regard to this Section 9.03), (ii) the Existing Business Attributable Diaper Increase for the twelve months preceding such successive assignment or combination (the sum of (i) and (ii), "Old Existing Business Diaper Sales"); and (iii) the sales of Infant Disposable Diapers by the existing business which is the subject of such successive assignment or combination for the twelve months preceding such successive assignment or combination; and (b) "Prior LICENSEE Diaper Sales" shall equal the sales by LICENSEE for the twelve months preceding such successive assignment or combination, less Old Existing Business Diaper Sales.

      9.04 CONSENT TO ASSIGNMENT: The license grant hereunder shall be personal to Paragon and shall be nontransferable and nonassignable to third parties without the prior written consent of K-C, which consent K-C shall not unreasonably withhold or unreasonably delay. It shall not be unreasonable for K-C to withhold or delay its consent if the effect of the proposed transfer or assignment would be to allow a transferee or assignee to obtain the prospective right to make, import, use, offer for sale or sell Infant Disposable Diapers or Absorbent Pants in the Territory without entering into a mutually agreeable settlement agreement with K-C for any past infringing activity by the transferee or assignee with respect to the K-C patents identified in this License Agreement. In addition, the license grant hereunder shall not apply to the manufacture, import, use or sale of Infant Disposable Diapers or Absorbent Pants by any other business entity acquired by Paragon, by which Paragon is acquired, merged with Paragon, consolidated with Paragon, partnered with Paragon or in any other business arrangement with Paragon after the effective date of this Settlement Agreement without the prior written consent of K-C, which consent K-C shall not unreasonably withhold or unreasonably delay. It shall not be unreasonable for K-C to withhold or delay its consent if the effect of the proposed transaction would be to allow an acquiring, merging or consolidating entity or partner to obtain the prospective right to make, import, use, offer for sale or sell Infant Disposable Diapers or Absorbent Pants in the Territory without entering into a mutually agreeable settlement agreement with K-C for any past infringing activity by the acquiring, merging or consolidating entity or partner with respect to the K-C patents identified in this License Agreement.



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


                                    ARTICLE X
                                  GOVERNING LAW

      This Agreement shall be construed and all questions relating hereto shall be determined in accordance with the laws of the State of Delaware.

                                   ARTICLE XI
                   REPRESENTATIONS AND WARRANTIES; LIMITATIONS

      11.01   REPRESENTATIONS  AND  WARRANTIES  OF  LICENSOR:   LICENSOR  hereby
represents and warrants the following:

              (a) LICENSOR has the full right, power and authority to enter into this Agreement and perform in accordance with its terms.

              (b) LICENSOR has good and complete title in and to (or beneficial interest to) the Enloe Patents and has the right to license them to LICENSEE in accordance with the terms of this Agreement.

              (c) LICENSOR has good and complete title in and to (or beneficial interest to) the Kellenberger Patent, Melius Patent and Good Patent (including any Canadian counterpart patents) and has the right to grant a covenant not to sue LICENSEE in accordance with the terms of Section 2.02(b) of this Agreement.

      11.02 REPRESENTATION AND WARRANTIES OF LICENSEE:

              (a) LICENSEE has the full right, power and authority to enter into this Agreement and perform in accordance with its terms.

              (b) LICENSEE has no knowledge of any existing or contingent impediment, including the effect of its pending bankruptcy proceeding or any lack of liquidity, to its performing in accordance with the terms of this Agreement.

      11.03 LIMITATIONS:

              (a) Except as set forth above, neither party has made, or intends to make, any express or implied warranty to the other. In particular, LICENSOR has made no express or implied warranty in this Agreement that LICENSEE's making, using, or selling of products will not infringe another patent held by LICENSOR or held by a third party.

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

              (b) Nothing in this Agreement shall be construed as granting by implication, estoppel, or otherwise, any licenses or rights under patents of LICENSOR other than the Enloe Patents.

                                   ARTICLE XII
                                     NOTICES

      Any notice required or permitted to be given under this Agreement by one of the parties to the other shall be in writing and shall be deemed to have been sufficiently given for all purposes hereunder if personally delivered or mailed by registered or certified mail, postage prepaid, addressed to such party at its address below or as from time to time may be directed otherwise by such party by notice to the other party. Any such mailed notice shall be deemed to have been given three (3) business days after mailing.

      All notices to LICENSOR shall be addressed as follows:
            Kimberly-Clark Corporation
            351 Phelps Drive
            Irving, Texas  75038
                  Attention:  Senior Vice President, Law and Government Affairs

       All notices to LICENSEE shall be addressed as follows:
            Paragon Trade Brands, Inc.
            180 Technology Parkway
            Norcross, Georgia 30092
            Attention:  General Counsel

                                  ARTICLE XIII
                                 PATENT MARKING

      LICENSEE shall mark each package containing Infant Disposable Diapers or Absorbent Pants (as the case may be) which, but for this license, would infringe a Valid Claim with a statement substantially equivalent to

                  "The products are made under one or more of the following U.S.
            Patents:  4,704,116, 4,846,823, 5,413,570, 5,415,644 and 5,599,338."

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

      LICENSEE shall modify such statement upon request of LICENSOR to add a reference to Enloe Patents which cover LICENSEE's product and that issue after the date of this Agreement.

      LICENSEE shall commence the marking program upon exhaustion of LICENSEE's current supply of packaging materials.

                                   ARTICLE XIV
                                     WAIVER

      The waiver by either of the parties to this Agreement of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                                   ARTICLE XV
                                 ENFORCEABILITY

      If and to the extent that any court or governmental tribunal of competent jurisdiction holds any of the terms, provisions or conditions or part thereof of this Agreement, or the application hereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the remainder of this Agreement and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or enforceable shall not be affected thereby and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the extent it is consonant with the intention of the parties upon entering into this Agreement.

                                   ARTICLE XVI
                                    HEADINGS

      The  headings   appearing   herein  have  been  inserted  solely  for  the
convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement.


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



                                  ARTICLE XVII
                                ENTIRE AGREEMENT

      This Agreement is entered into as part of a Settlement Agreement. The terms and provisions contained in this Agreement and the Settlement Agreement (including its attachments) attached hereto as Exhibit E constitute the entire agreement and understanding between the parties to this Agreement. Neither party has relied or will rely on any representation or agreement of the other except to the extent set forth herein or in the Settlement Agreement (including its attachments), and neither party shall be bound by or charged with any oral, written or implied agreements, representations, warranties, understandings, commitments or obligations not specifically set forth herein or in the Settlement Agreement (including its attachments). These Agreements may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorized officer of each of the parties hereto.

      Each of the parties hereto has caused this instrument to be executed by its respective duly authorized representative as of the day and year first above written.

KIMBERLY-CLARK CORPORATION                  PARAGON TRADE BRANDS, INC.


BY:        /s/ O. George Everbach                  BY: /s/ B. V. Abraham
        --------------------------                    ------------------------
           O. George Everbach                          B. V. Abraham
        --------------------------                    ------------------------
           (print)                                     (print)

TITLE:     Senior Vice President -              TITLE: Chairman and CEO
           Law and Government Affairs
        --------------------------                    ------------------------
           (print)                                       (print)






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